EXHIBIT 10.5

THIRD AMENDMENT TO CREDIT AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated September 30, 2003, is made among HORNBECK OFFSHORE SERVICES, LLC, a Delaware limited liability company (“HOS”); HORNBECK OFFSHORE TRANSPORTATION, LLC, a Delaware limited liability company formerly known as LEEVAC Marine, LLC (“HOT”; HOS and HOT are sometimes referred to herein collectively as the “Borrowers” and individually as a “Borrower”); HIBERNIA NATIONAL BANK, a national banking association, as agent (in such capacity, together with its successors and assigns in such capacity, the “Agent”); and the lenders listed on the signature pages hereof (the “Banks”), which agree as follows:

W I T N E S S E T H:

WHEREAS, Borrowers, Banks (other than DVB Bank Aktiengesellschaft) and Agent previously entered into that certain Credit Agreement dated as of December 31, 2001 (as previously amended by the First Amendment to Credit Agreement dated February 25, 2002, and the Second Amendment dated as of June 18, 2003, the “Original Credit Agreement”; the Original Credit Agreement, as amended hereby, is hereinafter referred to as the “Credit Agreement”) pursuant to which the Banks agreed to lend money to Borrowers upon and subject to the terms and conditions thereof;

WHEREAS, capitalized terms used herein without definition shall have the respective meanings given them in the Original Credit Agreement;

WHEREAS, Borrowers have requested that, among other things, (i) the Commitments and the Borrowing Base be increased from $50,000,000 to $60,000,000 in connection with the construction of three (3) new barges, and (ii) the limits on capital expenditures and investments in the Original Credit Agreement be amended to take into account those barges;

WHEREAS, the Banks (including DVB Bank Aktiengesellschaft) and the Agent are so willing, but only upon and subject to the terms and conditions hereof;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrowers, Banks and Agent hereby agree as follows:

1. DVB Bank Aktiengesellschaft is hereby added as a Bank under the Credit Agreement. Its Credit Commitment and its Borrowing Base Credit Commitment both are $10,000,000. The Credit Commitments and the Borrowing Base Credit Commitments of the other Banks are not changing. Schedule 1 attached hereto reflects the foregoing and hereby amends and replaces Schedule 1 to the Original Credit Agreement (also taking into account the amendment to the definitions of Borrowing Base and Credit Limit in the Original Credit Agreement hereinafter provided for).

2. In addition to the amendment set forth in Section 1 above, the Original Credit Agreement is hereby amended as follows:

(a) Section 1.02 is hereby amended by deleting the definitions of Borrowing Base and Credit Limit set forth therein and substituting therefor the following new definitions of such terms:

“Borrowing Base” shall mean Sixty Million and No/100 ($60,000,000.00) Dollars. Any increase or decrease in the

Borrowing Base is subject to unanimous written approval of the Banks and, in addition, compliance, demonstrated to Agent’s satisfaction, by the Guarantor and the Borrowers with Section 5.17 and 5.18 hereof and applicable provisions of the Indenture (including without limitation, to the extent applicable, compliance with the Consolidated Interest Coverage Ratio test at Section 4.09 of the Indenture).

“Credit Limit” shall mean the lesser of (i) the Borrowing Base from time to time in effect, and (ii) Sixty Million and No/100 ($60,000,000.00) Dollars.

3. (i) In furtherance of the requirements set forth in Section 5 hereof and in accordance with the definition of HOS Vessels, the parties acknowledge and agree that the HOS BRIGADOON (O.N. 1077123) (the “Additional HOS Vessel”) is a HOS Vessel, and (ii) the Agent and the Required Banks hereby agree that the construction for HOT of the three (3) ocean-going double-hulled tank barges under Phase I of HOT’s OPA 90 New-Build Program, anticipated by HOT as of the date of this Amendment to have capacity of 135,000 barrels, 115,000 barrels and 50,000 barrels, shall not be counted under subsection 8.01(o) of the Credit Agreement as capital expenditures thereunder.

4. The Original Credit Agreement shall be deemed amended to the extent necessary to give effect to the foregoing. Except as amended hereby, the Original Credit Agreement shall remain in full force and effect.

5. As conditions precedent to the effectiveness of this Amendment, (i) all representations and warranties set forth in the Credit Agreement shall be true and correct as of the date hereof (other than those representations and warranties that are, by their specific items, limited in application to a specific date before the date of this Amendment), (ii) Borrowers shall have paid or caused to be paid all costs and expenses incurred by Agent and Banks, or otherwise agreed by Borrowers to be paid, through the date hereof, (iii) Borrowers shall have paid Agent an amendment fee in the amount of $15,000 for the account of all Banks other than DVB Bank Aktiengesellschaft ($5,000 per each such Bank) and a commitment fee in the amount of $25,000 for the account of DVB Bank Aktiengesellschaft, together with all other fees required to be paid through the date hereof, (iv) Borrowers shall have paid all interest on the Obligations accrued and unpaid through the day before this Amendment, and (v) Agent and Banks shall have received the following, all of which shall be in form and substance satisfactory to the Agent and in sufficient counterparts:

(A)	Duly executed counterparts of this Amendment signed by all parties hereto, together with duly executed counterparts of a loan assignment agreement among the Banks, the Agent and the Borrowers and a duly executed original of a Credit Note payable to the order of DVB Bank Aktiengesellschaft in the principal amount of $10,000,000.

(B)	Duly executed counterparts of (1) a supplement to the HOS Fleet Mortgage and an amendment to the HOS Security Agreement, each signed by HOS and adding to the coverage thereof first priority liens in favor of the Agent, for the ratable benefit of the Banks, on the Additional HOS Vessel and related assets and taking into account the increase in the Credit Limit effected by this Amendment (and the amendment to the HOS Security Agreement shall be considered authorization for recordation of an amendment to the underlying financing statement to add the Additional HOS Vessel and related assets), and (2) amendments to the LM Fleet Mortgage, the LM Security Agreement, the Guaranty and the HOS-IV Guaranty taking into account the increase in the Credit Limit effected by this Amendment.

(C)	Resolutions of the respective Board of Directors of each Borrower, Guarantor and HOS-IV, certified by the Secretary of each such company.

(D)	Copies of (i) the charter agreements, if any, relating to the Additional HOS Vessel, (ii) the Certificate of Documentation for the Additional HOS Vessel, and (iii) a vessel abstract for the Additional HOS Vessel showing no recorded Lien thereon.

(E)	Evidence that the insurance required to be maintained under the Loan Documents with respect to the Additional HOS Vessel has been obtained and is in full force and effect.

(F)	All consents to and waivers respecting the transactions contemplated hereby.

(G)	A current survey of the Additional HOS Vessel from the Surveyor to the Agent showing a fair market value of at least $8,000,000.

(H)	Legal opinions of counsel to Borrowers, Guarantor and HOS-IV as to such matters as may be required by Agent and its counsel.

6. Borrowers and, by their consent to this Amendment, Guarantor and HOS-IV specifically reaffirm, confirm and acknowledge the respective mortgages, pledges, assignments and security agreements and all other Loan Documents by each of them in favor of or with the Agent or the Banks, including without limitation the following:

(i)	the HOS Security Agreement, together with the respective related UCC-1 financing statement, as amended;

(ii)	the LM Security Agreement, together with the related UCC-1 financing statement, as amended;

(iii)	the LM Fleet Mortgage;

(iv)	the HOS Fleet Mortgage;

(v)	the Guaranty;

(vi)	the HOS-IV Guaranty.

To the extent any of such agreements represent security for the Obligations, whether now existing or hereafter arising, such security is hereby reaffirmed, confirmed and acknowledged by each Borrower and the Guarantor and HOS-IV, as applicable, and Obligations shall include, without limitation, the increased amount of the loans made or to be made as a result of the increase in the Credit Limit and the Borrowing Base put in place by virtue of this Amendment.

7. (a) Borrowers represent and warrant to Agent and Banks that no Default or Event of Default exists under the Credit Agreement.

(b) Borrowers acknowledge and agree in favor of Agent and Banks that notwithstanding their representation and warranty set forth in the immediately preceding subsection (a), to the extent that there is any Default or Event of Default under the Credit Agreement, the execution and delivery (and acceptance) of this Amendment by Agent and Banks shall not constitute or be deemed to constitute in any respect a waiver of any such Default or Event of Default.

(c) Borrowers and, by their consent to this Amendment, Guarantor and HOS-IV acknowledge, agree, confirm, declare, represent and warrant to Agent and Banks that all of their respective representations and warranties set forth in the Credit Agreement and the other Loan Documents are true and correct on the date hereof (other than those representations and warranties that are, by their specific terms, limited in application to a specific date before the date of this Amendment), except that under Section 4.01 (and also in connection with Section 10.01 regarding notices) the Borrowers make reference to prior notice having been provided of the change of their chief executive office to 103 Northpark Blvd., Suite 300, Covington, Louisiana 70433. Without limiting the generality of the foregoing, Borrowers, Guarantor and HOS-IV represent and warrant to Agent and Banks that Borrowers, Guarantor and HOS-IV have reviewed the Indenture and are satisfied that each Borrower’s, Guarantor’s and HOS-IV’s execution, delivery and performance of this Amendment and the other documents provided in connection herewith will not violate any provision of the Indenture.

8. This Amendment shall be governed by and construed in accordance with the laws of the State of Louisiana.

9. This Amendment may be executed in one or more counterparts with the same effect as if the signatures hereto and thereto were upon the same instrument.

IN WITNESS WHEREOF, Borrowers, Banks and Agent have executed and delivered this Amendment on the date first above written.

HORNBECK OFFSHORE SERVICES, LLC

By:	/s/ Todd M. Hornbeck
	Name:	Todd M. Hornbeck
	Title:	President and Chief Executive Officer

HORNBECK OFFSHORE TRANSPORTATION, LLC (f/k/a LEEVAC Marine, LLC)

By:	/s/ Todd M. Hornbeck
	Name:	Todd M. Hornbeck
	Title:	President and Chief Executive Officer

HIBERNIA NATIONAL BANK, as Agent

By:	/s/ Gary Culbertson
	Name:	Gary Culbertson
	Title:	Vice President

HIBERNIA NATIONAL BANK, as a Bank

By:	/s/ Gary Culbertson
	Name:	Gary Culbertson
	Title:	Vice President

FORTIS CAPITAL CORP.

By:	/s/ Carl Rasmussen
	Name:	Carl Rasmussen
	Title:	Vice President

By:	/s/ John C. Preneta
	Name:	John C. Preneta
	Title:	Executive Vice President

SOUTHWEST BANK OF TEXAS, N.A.

By:	/s/ Edward K. Bowdon
	Name:	Edward K. Bowdon
	Title:	Vice President

[Signatures continued on next page.]

DVB BANK AKTIENGESELLSCHAFT

By:	/s/ Syban Moetotra
	Name:	Syban Moetotra
	Title:	Senior Vice President

ACCEPTED AND AGREED TO:

HORNBECK OFFSHORE SERVICES, INC. (f/k/a HORNBECK-LEEVAC Marine Services, Inc.)

By:	/s/ Todd M. Hornbeck
	Name:	Todd M. Hornbeck
	Title:	President and Chief Executive Officer

HOS-IV, LLC

By:	/s/ Todd M. Hornbeck
	Name:	Todd M. Hornbeck
	Title:	President and Chief Executive Officer

SCHEDULE 1

Commitments of the Banks

Name and Address of Bank	Credit Commitment of Bank	Borrowing Base Credit Commitment of Bank
Hibernia National Bank 313 Carondelet Street New Orleans, LA 70130 Attn: Mr. Gary Culbertson	$20,000,000.00	$20,000,000.00

Fortis Capital Corp. Three Stamford Plaza 301 Tresser Boulevard Stamford, CT 06901 Attn: Mr. Carl Rasmussen	$20,000,000.00	$20,000,000.00

Southwest Bank of Texas, N.A. 5 Post Oak Park 4400 Post Oak Parkway Houston, TX 77027 Attn: Mr. Edward Bowdon	$10,000,000.00	$10,000,000.00

DVB Bank Aktiengesellschaft 609 Fifth Avenue 5th Floor New York, NY 10017 Attn: Mr. Gorm Eikemo	$10,000,000.00	$10,000,000.00